UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 18, 2011, First Solar Manufacturing GmbH (the “Borrower”), an indirect wholly owned subsidiary of First Solar, Inc. (the “Company”), entered into a EUR 124,500,000 Credit Facility Agreement (the “Credit Agreement”), among the Borrower, Commerzbank Aktiengesellschaft, as arranger (the “Arranger”), Commerzbank Aktiengesellschaft, Luxembourg Branch, as facility agent (the “Facility Agent”), Commerzbank Aktiengesellschaft, Luxembourg Branch, as security agent (the “Security Agent”), and the additional finance parties party thereto. A copy of the Credit Agreement (translated into English from the German original) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Concurrently with the execution of the Credit Agreement, the Company entered into a Guarantee Agreement dated as of May 18, 2011 (the “Guarantee Agreement”), among the Company, the Borrower and the Security Agent. A copy of the Guarantee Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
The proceeds of the Credit Agreement will be used by the Borrower to, among other things, finance and/or refinance the acquisition of certain land parcels located in Frankfurt/Oder, Germany and the construction of a new facility for the production of thin-film solar modules (the “FFO2 Production Facility”).
Borrowings under the Credit Agreement bear interest at a rate per annum equal to 1.35% (the “Margin”) plus mandatory costs plus a euribor rate determined by reference to the rate for the offering of deposits in euro appearing on the Reuters screen (EURIBOR01) for the interest period selected by the Borrower. During the period from the date of the Credit Agreement until the date 17 months thereafter, unutilized commitments under the Credit Agreement are subject to a commitment fee equal to 35% of the Margin.
The Borrower may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty, subject to compensation for customary “break costs” and certain other requirements. The Borrower is required to prepay loans with certain asset sales and insurance proceeds and may be required by the lenders to prepay the loans upon the occurrence of a change of control.
The loans made to the Borrower are (i) secured by, among other things, a first-ranking abstract land charge over the parcels of land on which the FFO2 Production Facility will be constructed and a pledge of a debt service reserve account and (ii) guaranteed by the Company pursuant to the Guarantee Agreement and by the German Federal Government and the Federal State of Brandenburg.
The Credit Agreement contains negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the Borrower to incur indebtedness, create liens, effect asset sales, make dividends, other distributions and share buybacks, engage in reorganizations, make acquisitions and create joint ventures and make loans. In addition, the Credit Agreement includes financial covenants relating to minimum liquidity, maximum permitted leverage ratio and minimum EBITDA. The Credit Agreement also contains certain representations and warranties, affirmative covenants and events of default.
The foregoing summary of the Credit Agreement, the guarantee and security documents described herein, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the documents described herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference to this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Credit Facility Agreement, dated as of May 18, 2011, among First Solar Manufacturing GmbH, Commerzbank Aktiengesellschaft, as arranger, Commerzbank Aktiengesellschaft, Luxembourg Branch, as facility agent, Commerzbank Aktiengesellschaft, Luxembourg Branch, as security agent, and the additional finance parties party thereto.

10.2	Guarantee Agreement, dated as of May 18, 2011, among First Solar, Inc., First Solar Manufacturing GmbH and Commerzbank Aktiengesellschaft, Luxembourg Branch.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

By:	/s/ Mary Beth Gustafsson

	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President,
General Counsel and Secretary
Date: May 24, 2011

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Credit Facility Agreement, dated as of May 18, 2011, among First Solar Manufacturing GmbH, Commerzbank Aktiengesellschaft, as arranger, Commerzbank Aktiengesellschaft, Luxembourg Branch, as facility agent, Commerzbank Aktiengesellschaft, Luxembourg Branch, as security agent, and the additional finance parties party thereto.

10.2	Guarantee Agreement, dated as of May 18, 2011, among First Solar, Inc., First Solar Manufacturing GmbH and Commerzbank Aktiengesellschaft, Luxembourg Branch.